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As filed with the Securities and Exchange Commission on May     , 2002

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

REGAL ENTERTAINMENT GROUP
(Exact name of Registrant as specified in its charter)

Delaware	7832	02-0556934
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

9110 East Nichols Avenue, Suite 200
Centennial, CO 80112
(303) 792-3600
(Address, including zip code, and telephone number, including area code, of Registrant's principal executive office)

Peter B. Brandow
Executive Vice President and General Counsel
9110 East Nichols Avenue, Suite 200
Centennial, CO 80112
(303) 792-3600
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Whitney Holmes, Esq. Christopher J. Walsh, Esq. Hogan & Hartson L.L.P. 1200 Seventeenth Street, Suite 1500 Denver, Colorado 80202 (303) 899-7300	Nicholas P. Saggese, Esq. Skadden, Arps, Slate, Meagher & Flom LLP 300 South Grand Avenue Suite 3400 Los Angeles, California 90071 (213) 687-5000

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this Registration Statement.

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒  Registration No. 333-84096

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed maximum aggregate offering price(1)	Amount of registration fee

Class A common stock, $0.001 par value per share	$20,700,000	$1,905

(1)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.

EXPLANATORY NOTE

        This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The contents of the Registration Statement on Form S-1 (File No. 333-84096) filed by Regal Entertainment Group with the Securities and Exchange Commission (the "Commission") on March 11, 2002, as amended, which was declared effective by the Commission on May 8, 2002, are incorporated by reference herein.

CERTIFICATION

        The Registrant hereby certifies to the Commission that: (i) it has instructed its bank to pay to the Commission the filing fee of $1,905 set forth on the cover page of this Registration Statement by wire transfer from their account to the Commission's account at Mellon Bank as soon as practicable, but no later than the close of business on May 9, 2002; (ii) it will not revoke those instructions; (iii) it has sufficient funds in the relevant account to cover the amount of such filing fee; and (iv) it will confirm the receipt of its instructions by its bank during regular business hours on May 9, 2002.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Centennial, Colorado, on this 8th day of May, 2002.

Regal Entertainment Group
By:	/s/ MICHAEL L. CAMPBELL Michael L. Campbell Co-Chief Executive Officer
By:	/s/ KURT C. HALL Kurt C. Hall Co-Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated.

Signature	Title	Date

/s/ MICHAEL L. CAMPBELL Michael L. Campbell	Director, Vice Chairman and Co-Chief Executive Officer and Chief Executive Officer of Regal Cinemas Corporation (Co-Principal Executive Officer)	May 8, 2002
/s/ KURT C. HALL Kurt C. Hall	Director, Vice Chairman and Co-Chief Executive Officer and President and Chief Executive Officer of Regal CineMedia Corporation (Co-Principal Executive Officer)	May 8, 2002
* Amy E. Miles	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	May 8, 2002
* Philip F. Anschutz	Director	May 8, 2002
* Michael F. Bennett	Director	May 8, 2002
* Stephen A. Kaplan	Director	May 8, 2002

* Craig D. Slater	Director	May 8, 2002
* Alfred C. Eckert III	Director	May 8, 2002
* Robert F. Starzel	Director	May 8, 2002
* Thomas D. Bell, Jr.	Director	May 8, 2002
*By:	/s/ MICHAEL L. CAMPBELL
Michael L. Campbell ATTORNEY-IN-FACT
*By:	/s/ KURT C. HALL
Kurt C. Hall ATTORNEY-IN-FACT

Exhibit Index

Exhibit Number	Description
5.1	Opinion of Hogan & Hartson L.L.P. with respect to legality
23.1	Consent of KPMG LLP, Independent Accountants
23.2	Consent of KPMG LLP, Independent Accountants
23.3	Consent of KPMG LLP, Independent Accountants
23.4	Consent Deloitte & Touche LLP, Independent Auditors
23.5	Consent of Arthur Andersen LLP, Independent Accountants
23.6	Consent of Hogan & Hartson L.L.P. (set forth in Exhibit 5.1)
24	Powers of Attorney (included on the signature page of the Registration Statement)*

*
Incorporated by reference from the Registration Statement on Form S-1, as amended (File No. 333-84096).

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EXPLANATORY NOTE
CERTIFICATION
SIGNATURES
Exhibit Index